Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


PARENT                                                 SUBSIDIARY                                OWNERSHIP              ORGANIZATION
------                                                 ----------                                ---------              ------------
Western Ohio Financial Corporation                     Cornerstone Bank                          100%                   Federal

Cornerstone Bank                                       CornerstoneBanc Financial Services Inc.   100%                   Delaware







          The financial statements of the Registrant are consolidated with those of its subsidiaries.